FOR RELEASE: Tuesday, October 26, 2021 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

Shreveport, Louisiana – October 26, 2021 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended September 30, 2021 of $1.4 million compared to net income of $1.2 million reported for the three months ended September 30, 2020. The Company’s basic and diluted earnings per share were $0.42 and $0.38, respectively, for the three months ended September 30, 2021 compared to basic and diluted earnings per share (split adjusted) of $0.38 and $0.37, respectively, for the three months ended September 30, 2020.

The Company reported the following key achievements during the three months ended September 30, 2021:

●

Total deposits increased $987,000 or 0.2% to $507.6 million at September 30, 2021, compared to $506.6 million at June 30, 2021, however time deposits decreased $14.2 million, or 13.0%, to $94.8 million at September 30, 2021, compared to $109.0 million at June 30, 2021.

●	Total mortgage loans originated for sale were $28.5 million for the three months ended September 30, 2021. The pipeline for mortgage originations remains strong going into our second fiscal quarter.
●	In July 2021, we announced plans to enter the Minden, Louisiana market area. In September 2021, we opened a loan production office with a team of five seasoned local bankers.
●

Core loans for the three months ended September 30, 2021 increased $21.2 million, or 6.9%, from $308.6 million at September 30, 2021, compared to $329.8 million at June 30, 2021. Core loans are total gross loans less the PPP loans. The pipeline for our commercial loan originations remains strong.

In light of the events surrounding the COVID-19 epidemic, the Company is continually assessing the effects of the pandemic on its employees, customers and communities. In March 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted. The CARES Act contains many provisions related to banking, lending, mortgage forbearance and taxation. The Company has worked diligently to help support its customers through the SBA Paycheck Protection Program (“SBA PPP”), loan modifications and loan deferrals. On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”) became law. The Economic Aid Act extended the authority to make SBA PPP loans through May 31, 2021. As of September 30, 2021, Home Federal Bank has funded 597 SBA PPP loans totaling approximately $68.8 million to existing customers and key prospects located primarily in our trade area of NW Louisiana. Our commercial lenders and operational support staff have worked diligently to accomplish what seemed to be an insurmountable task in providing a lifeline to our small community businesses. We believe the customer interaction during this time provides a real opportunity to broaden and deepen our customer relationships while benefiting our community. We have had $55.4 million of SBA PPP loans that have been forgiven which represents 80.5% of the total amount of loans funded. The provision for loan losses for the three months ended September 30, 2021 was none compared to $700,000 for the three months ended September 30, 2020. The decrease is mainly due to improved economic quality factors along with an improvement in our overall credit quality.

The increase in net income for the three months ended September 30, 2021, as compared to the prior year quarter resulted primarily from a $700,000, or 100.0%, decrease in provision for loan losses, and an increase of $237,000, or 5.9%, in net interest income, partially offset by a decrease of $690,000, or 40.4%, in non-interest income, an increase of $112,000, or 3.3%, in non-interest expense, and a $29,000, or 9.0%, increase in provision for income taxes. The increase in net interest income for the three months ended September 30, 2021 was primarily due to a $447,000, or 44.8%, decrease in total interest expense, partially offset by a $210,000, or 4.2%, decrease in total interest income. The decrease in total interest expense was primarily due to a decrease of 50 basis points in the average rate on total interest-bearing deposits. The Company’s average interest rate spread was 2.98% for the three months ended September 30, 2021 compared to 2.92% for the three months ended September 30, 2020. The Company’s net interest margin was 3.16% for the three months ended September 30, 2021 compared to 3.21% for the three months ended September 30, 2020.

The following table sets forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended September 30,
	2021		2020
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$342,942	5.09%	$373,311	4.94%
Investment securities	86,350	1.57	58,881	2.15
Interest-earning deposits	101,732	0.14	60,651	0.12
Total interest-earning assets	$531,024	3.57%	$492,843	4.01%

Interest-bearing liabilities:
Savings accounts	$133,140	0.32%	$90,621	0.69%
NOW accounts	48,389	0.11	40,611	0.32
Money market accounts	86,991	0.12	73,180	0.41
Certificates of deposit	101,364	1.50	156,320	1.79
Total interest-bearing deposits	369,884	0.57	360,732	1.07
Other bank borrowings	1,376	3.17	1,752	3.17
FHLB advances	861	4.61	1,010	4.71
Total interest-bearing liabilities	$372,121	0.59%	$363,494	1.09%

The $690,000 decrease in non-interest income for the three months ended September 30, 2021, compared to the prior year quarterly period, was primarily due to a decrease of $702,000 in gain on sale of loans, a $7,000 decrease in income from bank owned life insurance, and a $1,000 decrease in other income, partially offset by a $20,000 increase in service charges on deposit accounts. The Company sells most of its long-term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.

The $112,000 increase in non-interest expense for the three months ended September 30, 2021, compared to the same period in 2020, is primarily attributable to increases of $53,000 in occupancy and equipment expense, $48,000 in advertising expense, $22,000 in franchise and bank shares tax expense, $19,000 in other non-interest expenses, $13,000 in data processing expense, $8,000 in deposit insurance premiums expense, and $6,000 in audit and examination fees. The increases were partially offset by decreases of $31,000 in legal fees, $22,000 in loan and collection expense, and $4,000 in compensation and benefits expense.

At September 30, 2021, the Company reported total assets of $566.8 million, an increase of $1.1 million, or 0.2%, compared to total assets of $565.7 million at June 30, 2021. The increase in assets was comprised primarily of increases in investment securities of $4.7 million, or 5.6%, from $84.3 million at June 30, 2021 to $88.9 million at September 30, 2021, loans receivable, net of $3.0 million, or 0.9%, from $336.4 million at June 30, 2021 to $339.4 million at September 30, 2021, and premises and equipment of $896,000, or 6.0%, from $14.9 million at June 30, 2021 to $15.8 million at September 30, 2021. These increases were partially offset by decreases in loans held-for-sale of $3.9, or 26.7%, from $14.9 million at June 30, 2021 to $10.6 million at September 30, 2021, cash and cash equivalents of $3.1 million, or 3.0%, from $104.4 million at June 30, 2021 to $101.3 million at September 30, 2021, deferred tax assets of $265,000, or 32.4%, from $819,000 at June 30, 2021 to $554,000 at September 30, 2021, and other assets of $261,000, or 2.6%, from $10.1 million at June 30, 2021 to $9.9 million at September 30, 2021. The increase in investment securities was primarily due to security purchases of $9.9 million offset by principal repayments on mortgage backed securities of $5.2 million.

Total liabilities increased $125,000, or 0.02%, from $513.0 million at June 30, 2021 to $513.1 million at September 30, 2021 primarily due to increases in total deposits of $987,000, or 0.2%, to $507.6 million at September 30, 2021 compared to $506.6 million at June 30, 2021, and $446,000, or 14.2%, in other liabilities from $3.1 million at June 30, 2021 to $3.6 million at September 30, 2021, partially offset by a decrease of $1.3 million, or 54.2%, in other borrowings from $2.4 million at June 30, 2021 to $1.1 million at September 30, 2021, and a decrease of $8,000, or 0.9%, in advances from the Federal Home Loan Bank from $867,000 at June 30, 2021 to $859,000 at September 30, 2021. The increase in deposits was primarily due to a $14.2 million, or 10.8%, increase in non-interest bearing deposits from $131.0 million at June 30, 2021 to $145.2 million at September 30, 2021, and a $5.6 million, or 4.3%, increase in savings deposits from $129.1 million at June 30, 2021 to $134.7 million at September 30, 2021, partially offset by a decrease of $14.2 million, or 13.0%, in certificates of deposit from $109.0 million at June 30, 2021 to $94.8 million at September 30, 2021, a $3.1 million, or 3.5%, decrease in money market deposits from $88.2 million at June 30, 2021 to $85.1 million at September 30, 2021, and a decrease in NOW accounts of $1.6 million, or 3.2%, from $49.3 million at June 30, 2021 to $47.7 million at September 30, 2021. The Company had $9.1 million in brokered deposits at September 30, 2021 compared to $10.7 million at June 30, 2021. The decrease in advances from the Federal Home Loan Bank was primarily due to principal paydowns on amortizing advances.

At both September 30, 2021 and June 30, 2021, the Company had $1.4 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned), consisting of six commercial real estate loans to one borrower, two single-family residential loans, and one commercial real estate property and one single family residence in other real estate owned at September 30, 2021, compared to six commercial real estate loans to one borrower, three single-family residential loans, and one commercial real estate property and one single family residence in other real estate owned at June 30, 2021. At September 30, 2021, the Company had one single family residential loan and eight commercial real estate loans classified as substandard compared to two single family residential loans and eight commercial real estate loans classified as substandard at June 30, 2021. There were no loans classified as doubtful at September 30, 2021 or June 30, 2021.

Shareholders’ equity increased $959,000, or 1.8%, to $53.7 million at September 30, 2021 from $52.7 million at June 30, 2021. The primary reasons for the changes in shareholders’ equity from June 30, 2021 were net income of $1.4 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $136,000, and proceeds from the issuance of common stock from the exercise of stock options of $166,000, partially offset by the repurchase of Company stock of $334,000, dividends paid totaling $335,000, and a decrease in the Company’s accumulated other comprehensive income of $27,000.

The Company repurchased 6,000 shares of its common stock during the three months ended September 30, 2021 at an average price per share of $18.78. On November 18, 2020, the Company announced that its Board of Directors approved a tenth stock repurchase program for the repurchase of up to 170,000 shares (split adjusted). As of September 30, 2021, there were 128,600 shares remaining for repurchase under the tenth stock repurchase program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its seven full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations as well as its impact on general economic conditions; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	September 30, 2021	June 30, 2021
	(Unaudited)
ASSETS

Cash and cash equivalents	$101,256	$104,405
Securities available-for-sale at fair value	26,974	29,550
Securities held-to-maturity (fair value September 30, 2021: $61,775; June 30, 2021: $54,608)	61,969	54,706
Loans held-for-sale	10,573	14,427
Loans receivable, net of allowance for loan losses (September 30, 2021: $4,127; June 30, 2021: $4,121)	339,424	336,394
Premises and equipment, net	15,811	14,915
Deferred tax asset	554	819
Real estate owned	383	383
Other assets	9,871	10,132

Total assets	$566,815	$565,731

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$507,583	$506,596
Advances from the Federal Home Loan Bank of Dallas	859	867
Other Borrowings	1,100	2,400
Other liabilities	3,589	3,143

Total liabilities	513,131	513,006

Shareholders’ equity	53,684	52,725

Total liabilities and shareholders’ equity	$566,815	$565,731

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended
	September 30,
	2021	2020
	(Unaudited)
Interest income
Loans, including fees	$4,397	$4,647
Other investment securities	--	2
Mortgage-backed securities	341	317
Other interest-earning assets	36	18
Total interest income	4,774	4,984
Interest expense
Deposits	529	971
Federal Home Loan Bank borrowings	10	14
Other bank borrowings	11	12
Total interest expense	550	997
Net interest income	4,224	3,987

Provision for loan losses	--	700
Net interest income after provision for loan losses	4,224	3,287

Non-interest income
Gain on sale of loans	709	1,411
Income on bank owned life insurance	27	34
Service charges on deposit accounts	268	248
Other income	12	13

Total non-interest income	1,016	1,706

Non-interest expense
Compensation and benefits	2,210	2,214
Occupancy and equipment	429	376
Data processing	207	194
Audit and examination fees	72	66
Franchise and bank shares tax	130	108
Advertising	74	26
Legal fees	100	131
Loan and collection	72	94
Deposit insurance premium	38	30
Other expenses	203	184

Total non-interest expense	3,535	3,423

Income before income taxes	1,705	1,570
Provision for income tax expense	352	323

NET INCOME	$1,353	$1,247

EARNINGS PER SHARE

Basic	$0.42	$0.38
Diluted	$0.38	$0.37

	Three Months Ended
	September 30,
	2021	2020

Selected Operating Ratios(1):
Average interest rate spread	2.98%	2.92%
Net interest margin	3.16%	3.21%
Return on average assets	0.95%	0.94%
Return on average equity	10.29%	9.97%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.24%	1.15%
Allowance for loan losses as a percent of non-performing loans	422.81%	86.08%
Allowance for loan losses as a percent of total loans receivable	1.20%	1.27%

Per Share Data:
Shares outstanding at period end	3,359,856	3,433,684
Weighted average shares outstanding:
Basic	3,203,530	3,261,938
Diluted	3,514,082	3,389,702
Book value at period end	$15.98	$14.87
____________________________
(1) Ratios for the three month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145